UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 30, 2023

BROADMARK REALTY CAPITAL INC.

(Exact name of registrant as specified in its charter)

Maryland	001-39134	84-2620891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1420 Fifth Avenue, Suite 2000 Seattle, Washington		98101
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 971-0800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	BRMK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

A special meeting of stockholders of Broadmark Realty Capital Inc., a Maryland corporation (the “Company”), was held as a virtual meeting on May 30, 2023 at 10:00 a.m., Pacific Time (the “Special Meeting”). A total of 73,450,361 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”), out of a total of 131,750,308 shares of Common Stock issued and outstanding and entitled to vote as of the close of business on April 17, 2023, the record date for the determination of stockholders entitled to vote at the Special Meeting, were present or represented by proxy at the Special Meeting and, therefore, a quorum was present. A summary of the voting results for the following proposals, each of which is described in more detail in the Company’s definitive joint proxy statement/prospectus, dated April 20, 2023, which was first mailed to the Company’s stockholders on or about April 21, 2023, is set forth below:

Proposal 1: Broadmark Merger Proposal

As previously disclosed, on February 26, 2023, the Company, Ready Capital Corporation, a Maryland corporation (“Ready Capital”), and RCC Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of Ready Capital (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, subject to the terms and conditions therein, the Company will be merged with and into Merger Sub, with Merger Sub continuing as the surviving company (the “Merger”).

At the Special Meeting, the Company’s stockholders voted upon and approved a proposal to approve the Merger, and the other transactions contemplated in connection therewith, pursuant to the Merger Agreement. Approximately 53.91% of the outstanding shares of Common Stock voted in favor of the proposal. The votes on this proposal were as follows:

For	Against	Abstain
71,038,343	1,940,009	472,009

Proposal 2: Broadmark Compensation Proposal

At the Special Meeting, the Company’s stockholders voted upon and approved a proposal to approve, by a non-binding advisory vote, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger. Approximately 85.84% of the shares of Common Stock present or represented by proxy at the Special Meeting were voted in favor of the proposal. The votes on this proposal were as follows:

For	Against	Abstain
63,055,725	7,017,809	3,376,827

Proposal 3: Broadmark Adjournment Proposal

Because stockholders holding at least a majority of the shares of Common Stock issued and outstanding and entitled to vote approved the proposal to approve the Merger, and the other transactions contemplated in connection therewith, pursuant to the Merger Agreement, the vote was not called on the proposal to adjourn the Special Meeting, if necessary or appropriate, including to solicit additional proxies in favor of the proposal to approve the Merger, and the other transactions contemplated in connection therewith, pursuant to the Merger Agreement, if there are not sufficient votes at the time of such adjournment to approve such proposal.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

BROADMARK REALTY CAPITAL INC.

Date: May 31, 2023	By:	/s/ Nevin Boparai
	Name:	Nevin Boparai
	Title:	Executive Vice President and Chief Legal Officer